Exhibit 99.1



                    Buckeye Announces First Quarter Results


     MEMPHIS, Tenn.--(BUSINESS WIRE)--Oct. 24, 2005--Buckeye Technologies Inc. (NYSE:BKI) today announced that it incurred a net loss of $0.3 million after tax in the quarter ended September 30, 2005. The Company's results include $1.3 million after tax in early extinguishment of debt costs and restructuring expenses associated with the previously announced plan to close the Glueckstadt, Germany cotton linter pulp plant at the end of calendar year 2005.
     During the same quarter of the prior year, the Company earned $4.4 million after tax which included $0.8 million after tax in restructuring costs primarily related to the closure of its Cork, Ireland nonwovens manufacturing facility.
     Net sales in the just completed quarter were $165.5 million, 1% below the $167.3 million in the same quarter of the prior year.
     Buckeye Chairman David B. Ferraro commented, "The just completed quarter was a very difficult one for Buckeye. Hurricane Katrina, followed by Hurricane Rita, drove already high energy and chemical costs even higher and forced transportation providers to increase their pricing. Our energy, chemical, and transportation costs were about $8 million more in the quarter ending September 30, 2005 than they were in the same period of the prior year."
     Mr. Ferraro went on to say, "In addition to these high costs, transportation disruptions and lower sales of fluff pulp resulted in our revenue being slightly below the previous year. As a result of the extraordinary and unprecedented high costs, we have implemented price surcharges of up to 5% on most products effective October 1st. We are also working to mitigate rising costs and believe that the combination of cost savings, the price surcharges and volume growth in the seasonally stronger second quarter will enable us to be profitable in October-December 2005."
     Buckeye, a leading manufacturer and marketer of specialty fibers and nonwoven materials, is headquartered in Memphis, Tennessee, USA. The Company currently operates facilities in the United States, Germany, Canada, and Brazil. Its products are sold worldwide to makers of consumer and industrial goods.
     Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting the Company's operations, financing, markets, products, services and prices, and other factors. For further information on factors which could impact the Company and the statements contained herein, please refer to public filings with the Securities and Exchange Commission.



                       BUCKEYE TECHNOLOGIES INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                              (unaudited)
                 (In thousands, except per share data)

                                         Three Months Ended
                              ----------------------------------------
                               September 30,  June 30,   September 30,
                                   2005         2005         2004
                              ------------- ----------- --------------

Net sales                         $165,456    $183,927       $167,323

Cost of goods sold                 141,263     154,857        137,694
                              ------------- ----------- --------------
Gross margin                        24,193      29,070         29,629


Selling, research and
 administrative expenses            11,406      11,720          9,726
Amortization of intangibles
 and other                             531         461            603
Impairment of long-lived
 assets                                  -         316              -
Restructuring costs                  1,951       2,404          1,196
                              ------------- ----------- --------------

Operating income                    10,305      14,169         18,104

Net interest expense and
 amortization of debt costs        (10,184)    (10,566)       (11,278)
Loss on early extinguishment
 of debt                              (151)          -              -
Gain on sale of assets held
 for sale                                -           -              -
Foreign exchange and other            (368)         88            (33)
                              ------------- ----------- --------------

Income (loss) before income
 taxes                                (398)      3,691          6,793
Income tax expense (benefit)          (109)     (5,091)         2,378
                              ------------- ----------- --------------
  Net income (loss)                  $(289)     $8,782         $4,415
                              ============= =========== ==============

Earnings (loss) per share
   Basic earnings (loss) per
    share                           $(0.01)      $0.23          $0.12
   Diluted earnings (loss) per
    share                           $(0.01)      $0.23          $0.12

Weighted average shares for
 basic earnings per share           37,588      37,586         37,312

Adjusted weighted average
 shares for diluted earnings
 per share                          37,588      37,604         37,458



                       BUCKEYE TECHNOLOGIES INC.
                      CONSOLIDATED BALANCE SHEETS
                            (In thousands)

                                              September 30   June 30
                                                  2005         2005
                                              ------------ -----------
                                              (unaudited)
Assets
Current assets:
     Cash and cash equivalents                    $11,810      $9,926
     Accounts receivable, net                     106,432     118,215
     Inventories                                  123,632     107,895
     Deferred income taxes and other               11,683      10,468
                                              ------------ -----------
          Total current assets                    253,557     246,504

     Property, plant and equipment, net           539,330     525,931
     Goodwill                                     143,065     139,430
     Intellectual property and other, net          36,694      37,872
                                              ------------ -----------
Total assets                                     $972,646    $949,737
                                              ============ ===========


Liabilities and stockholders' equity
Current liabilities:
     Trade accounts payable                       $35,715     $37,226
     Accrued expenses                              58,978      48,401
     Current portion of capital lease
      obligations                                     699         685
     Current portion of long-term debt                998       1,376
                                              ------------ -----------
          Total current liabilities                96,390      87,688

     Long-term debt                               543,299     535,539
     Deferred income taxes                         32,882      34,660
     Capital lease obligations                      1,202       1,382
     Other liabilities                             21,371      20,879
     Stockholders' equity                         277,502     269,589
                                              ------------ -----------
Total liabilities and stockholders' equity       $972,646    $949,737
                                              ============ ===========


                       BUCKEYE TECHNOLOGIES INC.
                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                              (unaudited)
                            (In thousands)

                                               Three Months Ended
                                           ---------------------------
                                           September 30, September 30,
                                                2005          2004
                                           ------------- -------------
OPERATING ACTIVITIES
--------------------
Net income (loss)                                 $(289)       $4,415
Adjustments to reconcile net income (loss) to net cash provided by operating activities:

   Depreciation                                  11,589        11,393
   Amortization                                     831           922
   Loss on early extinguishment of debt             151             -
   Deferred income taxes                         (2,330)        1,359
   Other                                            691           454
   Change in operating assets and
    liabilities
      Accounts receivable                        12,199         2,059
      Inventories                               (15,257)       (6,093)
      Other assets                               (1,094)          837
      Accounts payable and other
       liabilities                                8,288         5,651
                                           ------------- -------------
Net cash provided by operating activities        14,779        20,997

INVESTING ACTIVITIES
---------------------
   Purchases of property, plant & equipment     (20,280)       (4,970)
   Other                                           (178)           84
                                           ------------- -------------
Net cash used in investing activities           (20,458)       (4,886)

FINANCING ACTIVITIES
---------------------
   Net borrowings (payments) under line of
    credit                                       23,100             -
   Payments on long term debt and other         (15,794)      (20,230)
   Net proceeds from sale of equity
    interests and other                               -           244
                                           ------------- -------------
Net cash provided by (used in) financing
 activities                                       7,306       (19,986)
                                           ------------- -------------

Effect of foreign currency rate
 fluctuations on cash                               257           476

Increase (decrease) in cash and cash
 equivalents                                      1,884        (3,399)
                                           ------------- -------------
Cash and cash equivalents at beginning of
 period                                           9,926        27,235
                                           ------------- -------------
Cash and cash equivalents at end of period      $11,810       $23,836
                                           ============= =============





                       BUCKEYE TECHNOLOGIES INC.
                      SUPPLEMENTAL FINANCIAL DATA
                              (unaudited)
                            (In thousands)


                                         Three Months Ended
                               ---------------------------------------
SEGMENT RESULTS                September 30,  June 30,   September 30,
                                    2005         2005         2004
                               ------------- ----------- -------------
Specialty Fibers
     Net sales                     $114,561    $133,344      $118,046
     Operating income (a)            10,163      15,008        16,898
     Depreciation and
      amortization (b)                7,274       7,144         6,961
     Capital expenditures            19,330      19,588         3,914

Nonwoven Materials
     Net sales                      $57,326     $55,888       $55,922
     Operating income (a)             2,560       2,395         3,568
     Depreciation and
      amortization (b)                4,038       3,866         4,223
     Capital expenditures               599       1,510           976

Corporate
     Net sales                      $(6,431)    $(5,305)      $(6,645)
     Operating loss (a)              (2,418)     (3,234)       (1,759)
     Depreciation and
      amortization (b)                  845         752           866
     Capital expenditures               351       1,217            80

Total
     Net sales                     $165,456    $183,927      $167,323
     Operating income (a)            10,305      14,169        18,707
     Depreciation and
      amortization (b)               12,157      11,762        12,050
     Capital expenditures            20,280      22,315         4,970

(a) Asset impairment and restructuring costs are included in operating income for the corporate segment.

(b) Depreciation and amortization includes depreciation, depletion and amortization of intangibles.

                                         Three Months Ended
                               ---------------------------------------
ADJUSTED EBITDA                September 30,  June 30,   September 30,
                                    2005         2005         2004
                               ------------- ----------- -------------

Income (loss)                         $(289)     $8,782        $4,415
Income tax expense (benefit)           (109)     (5,091)        2,378
Net interest expense                  9,808      10,187        10,895
Amortization of debt costs              376         379           383
Early extinguishment of debt            151           -             -
Depreciation, depletion and
 amortization                        12,157      11,762        12,050
                               ------------- ----------- -------------
EBITDA                               22,094      26,019        30,121

Interest income                         243         339           164
Asset impairments                         -         316             -
Loss on disposal of assets (c)          101         341           130
Restructuring charges (d)             1,951       2,404             -
                               ------------- ----------- -------------
Adjusted EBITDA                     $24,389     $29,419       $30,415
                               ============= =========== =============


    We calculate EBITDA as earnings before cumulative effect of change in accounting plus net interest expense, income taxes, depreciation and amortization. Adjusted EBITDA further adjusts EBITDA by adding back the following items: interest income, cumulative effect of changes in accounting, asset impairment charges, restructuring charges and other (gains) losses. You should not consider adjusted EBITDA to be an alternative measure of our net income, as an indicator of operating performance; or our cash flow, as an indicator of liquidity. Adjusted EBITDA corresponds with the definition contained in our US revolving credit facility and it provides useful information concerning our ability to comply with debt covenants. Prior year calculations have been restated to conform with the current credit facility definition. Although we believe adjusted EBITDA enhances your understanding of our financial condition, this measure, when viewed individually, is not a better indicator of any trend as compared to other measures (e.g., net sales, net earnings, net cash flows, etc.).

    On September 30, 2005 we had borrowing capacity of $42.5 million on the revolving credit facility. The portion of this amount that we could borrow will depend on our financial results and ability to comply with certain borrowing conditions under the revolving credit facility.

(c) The definition of Adjusted EBITDA limits the add back of losses on disposal of assets to $1.0 million per year. Since we exceeded the $1.0 million threshold during the three months ended June 30, 2005 our add back was limited to $341 of the $1,276 of losses recorded during the quarter.

(d) The definition of Adjusted EBITDA limits the add back of restructuring charges to costs incurred from October 1, 2002 through June 30, 2004, provided that the aggregate amount does not exceed $6.0 million. Since we exceeded the $6.0 million threshold during the three months ended June 30, 2004, restructuring charges of $1,559 incurred between July 1, 2004 and December 31, 2004 are not added back to Adjusted EBITDA. We amended our credit facility on March 15, 2005. The amended credit facility provides for adding back restructuring charges subsequent to December 31, 2004 not to exceed $12.0 million.




     CONTACT: Buckeye Technologies Inc.
              Kris Matula, 901-320-8588
              or
              Chad Foreman, 901-320-8828
              www.bkitech.com